UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): August 1, 2019

The Joint Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-36724	90-0544160
(State or other juris-	(Commission file	(IRS employer
diction of incorporation)	number)	identification number)

16767 N. Perimeter Drive, Suite 240

Scottsdale, AZ 85260

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(480) 245-5960

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered under Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value Per Share	JYNT	The NASDAQ Capital Market LLC

Item 2.01	Completion of Acquisition or Disposition of Assets.

Effective August 1, 2019, The Joint Corp. (the “Company”) completed its repurchase of one operating franchise, located in Myrtle Beach, South Carolina (the “Repurchase Transaction”).

The Repurchase Transaction was accomplished pursuant to an Asset and Franchise Purchase Agreement (the “Purchase Agreement”) among the Company, RJJ, LLC, a South Carolina limited liability company (“Seller”), and Robin Willey and Judy Willey (together, the “Shareholders”). The Company intends to own and operate the clinic.

The total consideration for the Repurchase Transaction was $750,000, of which $700,000 was paid in cash up front, and $50,000 is payable 90 calendar days after the closing date, each subject to certain adjustments.

The foregoing description of the Repurchase Transaction does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1, to this Current Report on Form 8-K and incorporated herein by reference. On August 5, 2019, the Company released a press release relating to the Repurchase Transaction, which is furnished herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)       Exhibits

Exhibit Number	Description
10.1	Asset and Franchise Purchase Agreement, dated August 1, 2019, among the Company, RJJ, LLC a South Carolina limited liability company, Robin Willey and Judy Willey
99.1	Press Release dated August 5, 2019

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Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 5, 2019.

The Joint Corp.

By	/s/ Peter D. Holt
Peter D. Holt
President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number	Description
10.1	Asset and Franchise Purchase Agreement, dated August 1, 2019, among the Company, RJJ, LLC a South Carolina limited liability company, Robin Willey and Judy Willey
99.1	Press Release dated August 5, 2019

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